                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-75068, 33-96138, and 333-71911 and Form S-8 No. 33-51236,
33-42970, 33-42356, 33-54840, 33-58450, 33-43330, 33-75150, 33-90780, 333-05825,
and 333-55683) of Isis Pharmaceuticals, Inc. of our report dated January 28, 2000, except for paragraph 3 of Note 8, as to which the date is March 8, 2000 with respect to the financial statements of Isis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                         ERNST & YOUNG LLP


San Diego, California
March 24, 2000